Exhibit 1.1

WHITEHORSE FINANCE, INC.

(a Delaware corporation)

$30,000,000

7.875% Notes due 2028

UNDERWRITING AGREEMENT

Dated: August 17, 2023

August 17, 2023

Oppenheimer & Co. Inc.

85 Broad Street, 23rd Floor

New York, New York 10004

as Representative of the

several Underwriters named

in Schedule I hereto

Ladies and Gentlemen:

WhiteHorse Finance, Inc., a Delaware corporation (the “Company”), H.I.G. WhiteHorse Advisers, LLC, a Delaware limited liability company (“WhiteHorse Advisers” or the “Adviser”), and H.I.G. WhiteHorse Administration, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Adviser, the “WhiteHorse Entities”), confirm their respective agreements with Oppenheimer & Co. Inc. and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 12 hereof), for whom Oppenheimer & Co. Inc. is acting as representative (in such capacity, the “Representative”), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $30,000,000 aggregate principal amount of 7.875% Notes due 2028 (the “Notes”).

The Company also proposes to issue and sell to the several Underwriters not more than an additional $4,500,000 aggregate principal amount of 7.875% Notes due 2028 (the “Additional Notes”), if and to the extent that the Representative has determined to exercise, on behalf of the Underwriters, the right to purchase pursuant to an overallotment option such notes granted to the Underwriters in Section 2 hereof. The Notes and the Additional Notes are hereinafter collectively referred to as the “Securities.”

The Securities will be issued under an indenture, dated as of November 13, 2018 (the “Base Indenture”), as supplemented by the third supplemental indenture, dated as of August 24, 2023 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), as trustee (the “Trustee”). The Securities will be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”) between the Company and DTC. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-265864), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Regulations (as defined below). Such registration statement was declared effective by the Commission on August 2, 2022. The registration statement as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated in the registration statement by reference, any information contained in a prospectus supplement relating to the Securities subsequently filed with the Commission pursuant to Rule 424 (“Rule 424”) of the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430B (“Rule 430B”) of the Securities Act Regulations (such information, “Rule 430B Information”), any registration statement filed pursuant to Rule 462(b) (“Rule 462(b)”) of the Securities Act Regulations (such registration statement, a “Rule 462(b) Registration Statement”), and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement.”

The base prospectus included in the Registration Statement as of its most recent effective date, including documents incorporated or deemed to be incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The preliminary prospectus supplement, dated August 16, 2023, relating to the Notes that was used prior to the execution and delivery of this Agreement and filed pursuant to Rule 424, including documents incorporated or deemed to be incorporated therein by reference, is herein called the “Preliminary Prospectus Supplement.” The Base Prospectus and the Preliminary Prospectus Supplement are referred to collectively as the “Preliminary Prospectus.” The Company will file with the Commission, in accordance with Rule 424, a final prospectus supplement, including documents incorporated or deemed to be incorporated therein by reference (the “Final Prospectus Supplement”), supplementing the Base Prospectus in connection with the offer and sale of the Notes. The Base Prospectus and the Final Prospectus Supplement are hereinafter referred to collectively as the “Prospectus.” Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement, the Preliminary Prospectus, the Final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424 and prior to the termination of the offering of the Notes by the Representative. All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement, the Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated in or otherwise deemed to be a part of or included in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, or the Prospectus, including those made pursuant to Rule 424 or such other rule under the Securities Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, as of any specified date. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company has entered into (i) an amended and restated investment advisory agreement, dated as of November 1, 2018 (the “Investment Advisory Agreement”), with WhiteHorse Advisers, which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and (ii) an administration agreement, dated as of December 4, 2012 (the “Administration Agreement”), with the Administrator. This Agreement, the Investment Advisory Agreement and the Administration Agreement are hereinafter referred to, collectively, as the “Company Agreements.”

As used in this Agreement:

“Applicable Time” means 4:00 P.M., New York City time, on August 17, 2023 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means (i) the most recent preliminary prospectus supplement, which includes a base prospectus dated August 2, 2022, that is distributed to investors prior to the Applicable Time and (ii) the information included on Schedule II hereto.

SECTION 1.            Representations and Warranties.

(a)            Representations and Warranties relating to the Company. The Company hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Date (as defined below), and agrees with each Underwriter, as follows:

(i)            Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the WhiteHorse Entities, contemplated. The Company has complied with each request (if any) from the Commission for additional information. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, in each case including any documents incorporated by reference therein, complied in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”). Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, including any documents incorporated by reference therein, complied in all material respects with the requirements of the Securities Act and the 1940 Act. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company shall furnish the Representative a copy of any free writing prospectus (as defined in Rule 405 under the Securities Act Regulations (“Rule 405”)) it proposes to use or file in connection with the sale of the Securities contemplated by the Registration Statement, the General Disclosure Package and the Prospectus within a reasonable amount of time prior to such proposed use or filing, as the case may be, and shall not file or use any such free writing prospectus to which the Representative may reasonably object.

(ii)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Applicable Time or at the Closing Date, contained, contains or will contain (or incorporated, incorporates or will incorporate by reference) an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time or the Closing Date, the General Disclosure Package did not or will not include (or incorporate by reference) an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission or at the Closing Date, included, includes or will include (or incorporated, incorporates or will incorporate) an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be (A) the concession amounts appearing in the second paragraph under the heading “Underwriting—Commissions and Discounts,” (B) the information in the first two paragraphs under the heading “Underwriting—Price Stabilizations and Short Positions” and (C) the information in the third paragraph under the heading “Underwriting—Electronic Delivery”, in each case, in the Prospectus (collectively, the “Underwriter Information”).

(iii)            Due Organization; Subsidiary. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The only subsidiary, direct or indirect, of the Company that is a “Significant Subsidiary” as defined under Rule 1-02(w) of Regulation S-X is WhiteHorse Finance Credit I, LLC (the “Subsidiary”). The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and the Subsidiary are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiary taken as a whole, (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”) or (C) materially impede the ability of the Company or the Subsidiary to perform their obligations under the Company Agreements to which they are party. The outstanding limited liability interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in the Subsidiary are outstanding.

(iv)            Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (A) issued any securities; (B) incurred any liability or obligation, direct or contingent, for borrowed money other than transactions in the ordinary course of business, that are not material to the Company and the Subsidiary taken as a whole or that are of a nature that is not required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; or (C) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(v)             Free Writing Prospectuses. The Company shall furnish the Representative a copy of any free writing prospectus it proposes to use or file in connection with the sale of the Securities contemplated by the Registration Statement, the General Disclosure Package and the Prospectus within a reasonable amount of time prior to such proposed use or filing, as the case may be, and shall not file or use any such free writing prospectus to which the Representative may reasonably object.

(vi)            Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus and other materials, if any, permitted under the Securities Act.

(vii)           Financial Statements. The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the Securities Act and the Securities Act Regulations, as applicable, and present fairly the financial position and the results of operations and cash flows of the Company and the consolidated subsidiaries, at the indicated dates and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company). Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made (except, in each case, as may be permitted by the rules and regulations of the Commission). The summary and selected consolidated financial and statistical data included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Securities Act Regulations) comply with Regulation G of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and the Subsidiary do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that are not included as required.

(viii)          Independent Accounting Firm. Crowe LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and the Subsidiary within the meaning of the Securities Act and the applicable rules and regulations and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(ix)            Sarbanes-Oxley. There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the Nasdaq Global Select Market thereunder (collectively, the “Sarbanes-Oxley Act”). The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. There are no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(x)            Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Entities, threatened against the Company or the Subsidiary, or to which any property of the Company or the Subsidiary is, or to the knowledge of the WhiteHorse Entities, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Company or the Subsidiary would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Securities Act or the 1940 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus. There are no statutes, regulations or contracts or other documents that are required under the Securities Act or the 1940 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xi)            Title to Property. The Company and the Subsidiary have access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Company and the Subsidiary are not party to any leases and do not own any real property.

(xii)           Taxes. The Company and the Subsidiary have filed all U.S. federal, state, local and foreign tax returns that have been required to be filed, and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for such taxes, if any, as are being contested in good faith and as to which an adequate reserve or accrual has been established by the Company. All tax liabilities have been adequately provided for in the financial statements of the Company, and the WhiteHorse Entities do not know of any actual or proposed additional material tax assessments.

(xiii)          Certain Changes. Since the date of the most recent financial statements included in or incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiary taken as a whole, whether or not occurring in the ordinary course of business, (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiary, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, (C) neither the Company nor the Subsidiary has sustained any loss or interference with its business that is material to the Company and the Subsidiary taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)           Description of Securities. The Securities and the Indenture conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(xv)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(xvi)          No Conflicts. Neither the Company nor the Subsidiary is or with the giving of notice or lapse of time or both, will be (A) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture, mortgage, loan or credit agreement, note, lease or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound (collectively, “Agreements and Instruments”) or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Third Supplemental Indenture and the Securities, the performance of the Base Indenture and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in (x) a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments, (y) a breach of the certificate of incorporation bylaws or other organizational documents of the Company or (z) a breach of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii)          Authorization of Base Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company. The Base Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnity and contribution hereunder and thereunder may be limited by general equitable principles or federal or state securities laws or public policy underlying such laws (collectively, the “Enforceability Exceptions”).

(xviii)         Authorization of Third Supplemental Indenture. The Third Supplemental Indenture has been duly authorized and, at the Closing Date, will be duly executed and delivered by the Company and, when duly executed and delivered by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(xix)           Authorization of Securities. The Securities have been duly authorized and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the Indenture, against payment of the purchase price set forth herein, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(xx)            Authorization of Certain Agreements; Enforceability. Each of the Company Agreements (other than this Agreement), has been duly authorized, executed and delivered by the Company. Each of the Company Agreements (other than this Agreement) is a valid and binding agreement of the Company, and each of the Company Agreements (other than this Agreement) is enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(xxi)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxii)          Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of the Company Agreements, the Indenture, the DTC Agreement and the Securities and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission and the Financial Industry Regulatory Authority, Inc. (“FINRA”)).

(xxiii)         Governmental Licenses. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiary (A) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) that are necessary to the conduct of their business, (B) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(xxiv)        Intellectual Property. The Company and the Subsidiary own or possess or can acquire on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other industrial property and intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their business as presently conducted and currently contemplated to be conducted in the future, except as would not, individually or in the aggregate, have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor the Subsidiary, whether through their respective products and services or the conduct of their respective businesses, has infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiary have received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor the Subsidiary has received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect alleging that by conducting their business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, such parties would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The WhiteHorse Entities know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees (if any) and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(xxv)          No Stabilization. Neither the Company nor, to the knowledge of the WhiteHorse Entities, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company in connection with the sale of the Securities.

(xxvi)         Investment Company. Neither the Company nor the Subsidiary is or will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the 1940 Act.

(xxvii)        Internal Controls. The Company and the Subsidiary maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which adversely affect or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxviii)       Disclosure Controls. The Company has established and maintains an effective system of “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act and the Exchange Act Regulations with respect to such reports.

(xxix)         Anti-Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code Section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or the Subsidiary conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or the Subsidiary (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the WhiteHorse Entities, threatened.

(xxx)          Sanctions. Neither the Company nor the Subsidiary nor, to the knowledge of the WhiteHorse Entities, any director, officer, agent, employee or Affiliate of the Company or the Subsidiary, or other person associated with or acting on behalf of the Company or the Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or any similar sanctions imposed by any governmental body to which the Company or the Subsidiary is subject (collectively, “Sanctions”), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including Crimea, Cuba, Iran, North Korea, Russia and Syria). The Company and the Subsidiary have not engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxi)         FCPA. Neither the Company nor the Subsidiary nor, to the knowledge of the WhiteHorse Entities, any director, officer, agent, employee or Affiliate of the Company, or other person associated with or acting on behalf of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corruption Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and the Subsidiary and, to the knowledge of the WhiteHorse Entities, their affiliates, have conducted their businesses in compliance with the FCPA, the Bribery Act and the OECD Convention and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii)        IT Systems. The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiary as currently conducted. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiary are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Company and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xxxiii)       Insurance. The Company maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Company reasonably believes is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiv)       Employees. The Company and the Subsidiary have no employees.

(xxxv)        FINRA. There are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders.

(xxxvi)       Related Party Transactions. There are no business relationships, direct or indirect, or related-party transactions involving the Company or the Subsidiary or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus that have not been described in such as required.

(xxxvii)      Distributions from Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Subsidiary is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the Subsidiary’s capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxviii)     Brokerage Commissions. Neither the Company nor the Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the sale of the Securities.

(xxxix)       Portfolio Assets. (A) The Company, or as applicable, the Subsidiary, owns, and has good and marketable title to, all of its investments in portfolio companies (the “Portfolio Assets”), free and clear of all mortgages, pledges, liens, security interests, claims or encumbrances of any kind, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) all of the applicable investment documents and agreements which constitute the Portfolio Assets (the “Investment Documents and Agreements”) are in full force and effect, and the WhiteHorse Entities have no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary, as applicable, under the Investment Documents and Agreements, or affecting or questioning the rights of the Company, or the Subsidiary, as applicable, under any of the Investment Documents and Agreements. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each portfolio company is current with all of its obligations under the applicable Investment Documents and Agreements and no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred or is continuing under such Investment Documents and Agreements. Other than the Portfolio Assets, the Company and the Subsidiary do not own any other investments.

(xl)            Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli)            Rule 38a-1 Compliance Policies. The Company has adopted and implemented written policies and procedures pursuant to Rule 38a-1 under the 1940 Act reasonably designed to prevent violation of the federal securities laws by the Company, including policies and procedures that provide oversight of compliance of each investment.

(xlii)          Election as a Business Development Company. The Company has elected to be treated by the Commission under the 1940 Act as a “business development company” (the “BDC Election”). As of the Closing Date, the Company shall not have filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act. The BDC Election is effective, and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or threatened by the Commission.

(xliii)          Investment Advisory Agreement in Compliance with Laws. The terms of the Investment Advisory Agreement, including compensation terms, comply with all applicable provisions of the 1940 Act and the Advisers Act, including without limitation, Section 15 of the 1940 Act and Section 205 of the Advisers Act, each as applicable to business development companies.

(xliv)          All Necessary Approvals of Investment Advisory Agreement. The approval by the board of directors and the securityholders of the Company of the Investment Advisory Agreement has been made in accordance with the requirements of Section 15 of the 1940 Act as applicable to business development companies.

(xlv)          Compliance of Agreements with 1940 Act. This Agreement and each of the Company Agreements complies in all material respects with all applicable provisions of the Securities Act, the Securities Act Regulations, the 1940 Act and the Advisers Act.

(xlvi)         Interested Persons. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the 1940 Act and the Advisers Act and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(xlvii)        Operations Comply with 1940 Act. The operations of the Company and its subsidiaries are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies; provided that the Company does not represent or warrant as to the compliance of Section 8(a) hereof with Section 17(i) of the 1940 Act.

(xlviii)       Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement.

(xlix)          Regulated Investment Company Compliance. The Company operates and intends to continue to operate its business so as to qualify as a “regulated investment company” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company also intends to direct the investment of the proceeds received by it from the sale of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(l)              Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiary (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(li)             Commodity Pool. Either (A) the Company is not a “pool” under the Commodity Exchange Act (the “CEA”) and the regulations of the Commodity Futures Trading Commission (the “CFTC”) thereunder because it does not trade “commodity interests,” or (B) the Company is a pool under the CEA and the CFTC regulations thereunder whose commodity pool operator is eligible for and has claimed no-action relief from registration with regard to its operation of the Company.

(b)            Representations and Warranties relating to WhiteHorse Advisers. The Adviser hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Date, and agrees with each Underwriter, as follows:

(i)            Due Organization. The Adviser has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Adviser is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Adviser, (B) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Adviser to perform its obligations under the Company Agreements to which it is a party (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as “Adviser Material Adverse Effect”), or (C) have a Material Adverse Effect.

(ii)            Legal Proceedings. There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Adviser, threatened against the Adviser, or to which any property of the Adviser is, or to the knowledge of the Adviser, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Adviser would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Adviser that are required under the Securities Act or the 1940 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)            No Conflicts. The Adviser is not, nor with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of their properties or assets, except in the case of clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Adviser is a party and the consummation of the transactions therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Adviser or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Adviser of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Adviser, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv)            Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Adviser.

(v)            Authorization of Certain Agreements; Enforceability. Each of the Company Agreements to which the Adviser is a party (other than this Agreement) has been duly authorized, executed and delivered by the Adviser. Each of the Company Agreements to which the Adviser is a party (other than this Agreement) is a valid and binding agreement of the Adviser, and each of the Company Agreements to which the Adviser is a party (other than this Agreement) is enforceable against the Adviser in accordance with its terms, subject to the Enforceability Exceptions.

(vi)            Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Adviser of the Company Agreements to which it is party and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vii)           Governmental Licenses. Except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect, the Adviser (A) holds all Governmental Licenses which are necessary to the conduct of its business, (B) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii)          Intellectual Property. The Adviser owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. To the Adviser’s knowledge, the Adviser has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Adviser has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has not received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Effect or a Material Adverse Effect, alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Adviser would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Adviser that would, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(ix)            Anti-Money Laundering Laws. The operations of the Adviser are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(x)             Sanctions. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, Affiliate, or employee of the Adviser, or any other person associated with or acting on behalf of the Adviser is currently subject to any Sanctions, nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a Sanctioned Country (including Crimea, Cuba, Iran, North Korea, Russia and Syria); and the Adviser will not directly or indirectly use the proceeds of the offering (or cause such proceeds to be used) or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing (A) the activities of any person currently subject to any Sanctions or (B any activities of or business in any Sanctioned Country. The Adviser has not engaged in during the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xi)            FCPA. Neither the Adviser nor, to the knowledge of the Adviser, any director, officer, agent, employee or Affiliate of the Adviser, or other person associated with or acting on behalf of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the Bribery Act or the OECD Convention or any other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Adviser and, to the knowledge of the Adviser, its affiliates, has conducted its business in compliance with the FCPA, the Bribery Act and the OECD Convention and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)            Insurance. The Adviser maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Adviser reasonably believes is adequate in accordance with customary industry practice to protect the Adviser and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date except as would not, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii)           Brokerage Commissions. The Adviser is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xiv)           Compliance Policies. The Adviser has adopted and implemented written policies and procedures pursuant to Rule 206(4)-7 under the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser.

(xv)            Description of the Adviser. The description of the Adviser in the Registration Statement, the General Disclosure Package and the Prospectus, including in its role as investment adviser to the Company, is accurate in all material respects.

(xvi)          Title to Property. The Adviser leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Adviser does not own any real property.

(xvii)          Registration. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the knowledge of the Adviser, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(xviii)       Financial Resources. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under the Company Agreements to which the Adviser is a party.

(xix)          Commodity Pool. Either (a) the Company is not a “pool” under the CEA and the regulations of the CFTC thereunder because it does not trade “commodity interests” or (b) to the extent the Company is or becomes a pool under the CEA and the CFTC regulations thereunder, the Adviser will avail itself of no-action relief from commodity pool operator registration.

(xx)            IT Systems. The Adviser’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser as currently conducted. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect. The Adviser is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser and all Personal Data and to the protection of such IT Systems used by the Adviser and all Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Adviser Material Adverse Effect or a Material Adverse Effect.

(xxi)          Business Resiliency Plan. The Adviser has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business resiliency (Business Continuity/Disaster Recovery), and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Adviser’s business.

(c)            Representations and Warranties relating to the Administrator. The Administrator hereby represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Date, and agree with each Underwriter, as follows:

(i)            Due Organization. The Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Administrator is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to be so qualified would not (A) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Administrator, (B) prevent the consummation of the transactions contemplated hereby or materially impede the ability of the Administrator to perform its obligations under the Company Agreements to which it is party (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as an “Administrator Material Adverse Effect”), or (C) have an Adviser Material Adverse Effect or a Material Adverse Effect.

(ii)            Legal Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the WhiteHorse Entities, threatened against the Administrator, or to which any property of the Administrator is, or to the knowledge of the WhiteHorse Entities, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise that, if determined adversely to the Administrator would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings with respect to the Administrator that are required under the Securities Act, the Securities Act Regulations or the 1940 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(iii)           No Conflicts. The Administrator is not, nor with the giving of notice or lapse of time or both, will be, (A) in violation of its certificate of formation, limited liability company agreement, or other organizational documents, as applicable, (B) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (C) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of their properties or assets, except in the case of clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The execution and delivery of the Company Agreements to which the Administrator is a party and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof do not and will not conflict with or result in a breach of (x) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Administrator is a party or by which the Administrator or any of its properties is bound, (y) the certificate of formation or other organizational documents, as applicable, of the Administrator or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Administrator of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Administrator, or any of its properties or assets, except in the cases of clauses (x) and (z) for any such breach, default or violation that would not, individually or in the aggregate, result in an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(iv)           Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Administrator.

(v)            Authorization of Certain Agreements; Enforceability. Each of the Company Agreements to which the Administrator is a party (other than this Agreement) has been duly authorized, executed and delivered by the Administrator. Each of the Company Agreements to which the Administrator is a party (other than this Agreement) is a valid and binding agreement of the Administrator, and each of the Company Agreements to which the Administrator is a party (other than this Agreement) is enforceable against the Administrator in accordance with its terms, subject to the Enforceability Exceptions.

(vi)           Regulatory Approvals. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Administrator of the Administration Agreement and the consummation of the transactions therein contemplated has been obtained or made and is in full force and effect.

(vii)          Governmental Licenses. Except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, the Administrator (A) holds all Governmental Licenses which are necessary to the conduct of its business, (B) is in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (C) has not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(viii)         Intellectual Property. The Administrator owns or possesses or can acquire on reasonable terms the right to use all Intellectual Property necessary to conduct its business as presently conducted, except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. To the Administrator’s knowledge, the Administrator has not, whether through its products and services or the conduct of its business, infringed, misappropriated, conflicted with or otherwise violated, or is currently infringing, misappropriating, conflicting with or otherwise violating, and the Administrator has not received any communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has not received any communication or notice which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect, alleging that by conducting its business as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Administrator would infringe, misappropriate, conflict with, or violate, any of the Intellectual Property of any other person or entity. The Adviser and the Administrator know of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Administrator that would, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect. The Administrator has taken all reasonable steps necessary to secure its interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of its confidential information and trade secrets.

(ix)           Anti-Money Laundering Laws. The operations of the Administrator are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Administrator with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Administrator, threatened.

(x)            Sanctions. Neither the Administrator nor, to the knowledge of the Administrator, any director, officer, agent, Affiliate or employee of the Administrator, or any other person associated with or acting on behalf of the Administrator is currently subject to any Sanctions, nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a Sanctioned Country (including Crimea, Cuba, Iran, North Korea, Russia and Syria); and the Administrator will not directly or indirectly use the proceeds of the offering (or cause such proceeds to be used) or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing (A) the activities of any person or entity currently subject to any Sanctions or (B) any activities of or business in any Sanctioned Country. The Administrator has not engaged in during the past five years, is not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xi)            FCPA. Neither the Administrator nor, to the knowledge of the Administrator, any director, officer, agent, employee or Affiliate of the Administrator, or other person associated with or acting on behalf of the Administrator is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, the Bribery Act or the OECD Convention or any applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Administrator and, to the knowledge of the Administrator, its affiliates, has conducted its business in compliance with the FCPA, the Bribery Act and the OECD Convention and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii)            Insurance. The Administrator maintains or is entitled to the benefits of insurance covering such losses and risks to an extent which the Administrator reasonably believes is adequate in accordance with customary industry practice to protect the Administrator and its business; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date except as would not, individually or in the aggregate, have an Administrator Material Adverse Effect, an Adviser Material Adverse Effect or a Material Adverse Effect.

(xiii)            Brokerage Commissions. The Administrator is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(xiv)            Description of the Administrator. The description of the Administrator in the Registration Statement, the General Disclosure Package and the Prospectus, including in its role as administrator to the Company, is accurate in all material respects.

(xv)          Title to Property. The Administrator leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted and as contemplated by the Registration Statement. The Administrator does not own any real property.

(xvi)         Financial Resources. The Administrator has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and under the Company Agreements to which the Administrator is a party.

(xvii)        IT Systems. The Administrator’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Administrator as currently conducted. The Administrator has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Effect or a Material Adverse Effect. The Administrator is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Administrator and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have an Administrator Material Adverse Effect or a Material Adverse Effect.

(xviii)       Business Resiliency Plan. The Administrator has adopted and implemented commercially reasonable controls, policies and procedures with respect to its business resiliency, and such controls, policies and procedures are adequate for, and perform in all material respects in connection with, the operation of the Administrator’s business.

(d)            Officer’s Certificates. Any certificate signed by any officer of any WhiteHorse Entity and delivered to the Representative or to counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by such WhiteHorse Entity to each Underwriter as to the matters covered thereby.

SECTION 2.            Agreements to Sell and Purchase; Closing.

(a)            Notes. The Company agrees to sell to the several Underwriters and each Underwriter upon the basis of the representations and warranties herein contained but subject to the conditions hereinafter stated agrees severally and not jointly to purchase from the Company at the price (the “Purchase Price”) set forth in Schedule II the aggregate principal amount of Securities set forth in Schedule I hereto opposite the name of such Underwriter plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 2(b) and Section 12 hereof.

(b)            Additional Notes. On the basis of the representations and warranties contained in this Agreement and subject to its terms and conditions, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $4,500,000 aggregate principal amount of the Additional Notes at the Purchase Price without giving effect to any accrued interest from the Closing Date to the Option Closing Date (as defined below). The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the aggregate principal amount of Additional Notes to be purchased by the Underwriters and the date on which such aggregate principal amount of Additional Notes are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Notes may be purchased as provided in Section 2(b) hereof solely for the purpose of covering over-allotments made in connection with the offering of the Notes. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Underwriter agrees severally and not jointly to purchase the aggregate principal amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased on such Option Closing Date as the aggregate principal amount of Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Notes.

(c)            During the period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly offer, pledge, sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing; provided that the foregoing limitation will not apply to the Company’s ability to file a post-effective amendment to the Registration Statement for purposes of adding this Agreement, the Indenture and certain other documents related to the transactions contemplated by this Agreement as exhibits to the Registration Statement.

SECTION 3.            Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Securities are to be offered to the public from time to time, in one or more negotiated transactions, at prices that may be different than par. These sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

SECTION 4.            Payment and Delivery.

(a)            Notes. Payment for the Notes to be sold by the Company shall be made to the Company in U.S federal or other funds immediately available in New York City against delivery of such Notes for the respective accounts of the several Underwriters at the offices of Eversheds Sutherland (US) LLP, 1114 6th Ave, New York, New York 10036, or at such other places as shall be agreed upon by the Representative and the Company, at 10:00 a.m. New York City time on August 24, 2023, or at such other time on the same or such other date as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

(b)            Additional Notes. Payment for any Additional Notes shall be made to the Company in U.S federal or other funds immediately available in New York City against delivery of such Additional Notes for the respective accounts of the several Underwriters at the above-mentioned offices or at such other place as shall be agreed upon by the Representative and the Company at 10:00 a.m. New York City time on the date specified in the corresponding notice described in Section 2(b) or at such other time on the same or on such other date as shall be designated in writing by the Representative.

(c)            Delivery. The Notes and Additional Notes shall be registered in such names as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Notes and Additional Notes shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid against payment of the Purchase Price therefor.

SECTION 5.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(c), will comply with the requirements of Rule 415 and Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will effect all filings required under the Securities Act, including Rule 424 and/or Rule 497, in the manner and within the time period required thereby, and will take such steps as it deems necessary to ascertain promptly whether the filing was received for filing by the Commission and, in the event that it was not, it will promptly make such filing. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            Filing of Amendments. Through the Closing Date, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus and will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act or the Exchange Act Rules and Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)            Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their judgment, it is necessary) to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package and the Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. Through the Closing Date, the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the General Disclosure Package or the Prospectus and will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given the Underwriters notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(d)            Delivery of Registration Statements. Upon request, the Company will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement, as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement, as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)            Blue Sky Qualifications. The Company will use its commercially reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)            Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h)            DTC Clearance. The Company will use its commercially reasonable best efforts to cause the Securities to continue to be eligible for clearance through DTC.

(i)            Clear Market. Through the Closing Date, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of debt securities issued or guaranteed by the Company or any such other securities, without the prior written consent of the Representative on behalf of the Underwriters, other than the Securities to be sold hereunder.

(j)            Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations.

(k)            Maintain Status as a Business Development Company. The Company will use its commercially reasonable best efforts to maintain its status as a “business development company” under the 1940 Act; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(l)            Qualification as a Regulated Investment Company. The Company will use its commercially reasonable best efforts to qualify for and elect to be treated as a “regulated investment company” under Subchapter M of the Code for its taxable year ending December 31, 2023, and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act; provided however, that at the discretion of the Company’s board of directors, it may elect not to be so treated.

(m)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(n)            Use of Proceeds. The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(o)            Nasdaq. The Company will use its commercially reasonable efforts to effect within 30 days of the Closing Date the listing of the Securities on the Nasdaq Global Select Market and to use commercially reasonable efforts to maintain such listing.

SECTION 6.            Payment of Expenses.

(a)            Expenses of the Company. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky survey and any supplement thereto, (vi) the fees and expenses of the Trustee for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and up to $10,000 of reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)            Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 7, Section 11(a)(i) or (iii) or Section 12 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 7.            Conditions to the Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the WhiteHorse Entities contained herein or in certificates of any officer of the WhiteHorse Entities delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement; Rule 430B Information; BDC Election. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424 or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B. The BDC Election is effective and at the Closing Date no order suspending the effectiveness of the BDC Election shall have been issued or proceedings therefor initiated or threatened by the Commission.

(b)            Opinion of Counsel for the Company. At the Closing Date, the Representative shall have received the favorable opinion and negative assurance statement, dated the Closing Date, of Dechert LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(c)            Opinion of Counsel for WhiteHorse Advisers and the Administrator. At the Closing Date, the Representative shall have received the favorable opinion, dated the Closing Date, of Dechert LLP, counsel for WhiteHorse Advisers and the Administrator, in form and substance satisfactory to counsel for the Underwriters.

(d)            Opinion of Counsel for the Underwriters. At the Closing Date, the Representative shall have received the favorable opinion, dated the Closing Date, of Eversheds Sutherland (US) LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters.

(e)            Officers’ Certificate of the Company. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to their knowledge, contemplated.

(f)            Officers’ Certificate of WhiteHorse Advisers. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of WhiteHorse Advisers, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of WhiteHorse Advisers and of the Chief Financial Officer or Chief Accounting Officer of WhiteHorse Advisers, dated the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of WhiteHorse Advisers in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (iii) WhiteHorse Advisers has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)            Officers’ Certificate of the Administrator. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Administrator, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Administrator and of the Chief Financial Officer or Chief Accounting Officer of the Administrator, dated the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Administrator in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date and (iii) the Administrator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h)            Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Crowe LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            Bring-down Comfort Letter. At the Closing Date, the Representative shall have received from Crowe LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Date.

(j)            Third Supplemental Indenture and Securities. At or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Third Supplemental Indenture and the Securities.

(k)            Maintenance of Rating. From the time of execution of this Agreement, until the Closing Date, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or the Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(m)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 8, 9, 10, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 8.            Indemnification.

(a)            Indemnification of Underwriters by the WhiteHorse Entities. The WhiteHorse Entities, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, its officers, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in or incorporated by reference into any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Company, Directors and Officers, WhiteHorse Advisers and the Administrator. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, WhiteHorse Advisers and the Administrator against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of the provisions of Section 8(a) or (b) hereof. In the case of parties indemnified pursuant to Sections 8(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            The provisions of this Section 8 and Section 9 hereof shall not affect any agreements among the Company, WhiteHorse Advisers and the Administrator with respect to indemnification of each other or contribution among themselves.

SECTION 9.            Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the WhiteHorse Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the WhiteHorse Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the WhiteHorse Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the WhiteHorse Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the WhiteHorse Entities or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The WhiteHorse Entities and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter’s directors, officers, Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, WhiteHorse Advisers or the Administrator shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 10.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the WhiteHorse Entities submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers, or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or any person controlling WhiteHorse Advisers or the Administrator and (ii) delivery of and payment for the Securities.

SECTION 11.          Termination of Agreement.

(a)            Termination. The Representative may terminate this Agreement, by notice to the WhiteHorse Entities, at any time at or prior to the Closing Date (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either U.S. federal or New York authorities.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof, and provided further that Sections 1, 8, 9, 10, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 12.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If one or more of the Underwriters shall fail at the Closing Date, or at the Option Closing Date, as applicable, to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)            if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representative or (ii) the Company shall have the right to postpone the Closing Date or Option Closing Date, as applicable, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12.

SECTION 13.          Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the General Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)            The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

SECTION 14.          Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative in care of Oppenheimer & Co. Inc. 85 Broad Street, 23rd Floor, New York, NY 10004, with a copy, which shall not constitute notice, to Eversheds Sutherland (US) LLP, 700 6th Street NW, Washington, DC 20001, attention of Payam Siadatpour, Esq. and if to the Company shall be delivered, mailed or sent to WhiteHorse Finance, Inc., 1450 Brickell Avenue, 31st Floor, Miami, Florida 33131, attention of Richard Siegel, with a copy (which shall not constitute notice) to Thomas Friedmann and Michael Darby, Dechert LLP, One International Place, 40th Floor, 100 Oliver Street, Boston, Massachusetts 02110.

SECTION 15.          No Advisory or Fiduciary Relationship. Each of the WhiteHorse Entities acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the WhiteHorse Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the WhiteHorse Entities, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the WhiteHorse Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the WhiteHorse Entities on other matters) and no Underwriter has any obligation to the WhiteHorse Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the WhiteHorse Entities, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the WhiteHorse Entities has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 16.          Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, each of the WhiteHorse Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the WhiteHorse Entities and their respective successors and the controlling persons and officers and directors and other persons referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the WhiteHorse Entities and their respective successors, and said controlling persons and officers and directors and other persons referred to in Sections 8 and 9 and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.          Trial by Jury. Each of the WhiteHorse Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.          GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

SECTION 19.          TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.          Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21.          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 22.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 23.          Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 24.          Recognition of the U.S. Special Resolution Regimes.In the event that the Sale Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Sale Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Sales Agent is a Covered Entity and it or a BHC Act Affiliate of the Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 24:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the WhiteHorse Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and each of the WhiteHorse Entities in accordance with its terms.

Very truly yours,

WHITEHORSE FINANCE, INC.

By:	/s/ Joyson C. Thomas
Name: Joyson C. Thomas
Title: Chief Financial Officer

H.I.G. WHITEHORSE ADVISERS, LLC

By:	/s/ Stuart Aronson
Name: Stuart Aronson
Title: Chief Executive Officer

H.I.G. WHITEHORSE ADMINISTRATION, LLC

By:	/s/ Richard Siegel
Name: Richard Siegel
Title: Chief Compliance Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

OPPENHEIMER & CO. INC.

By:	/s/ Cliff Booth
Name: Cliff Booth
Title: Head of Specialty Finance Investment Banking

For itself and as Representative of the other
Underwriters named in Schedule I hereto.

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Oppenheimer & Co. Inc.	$9,865,850
B. Riley Securities, Inc.	$8,152,175
Ladenburg Thalmann & Co. Inc.	$5,460,225
William Blair & Company, L.L.C.	$6,521,750

Total:	$30,000,000

SCHEDULE II

1. Term Sheet containing the terms of the Notes, substantially in the form of Annex A hereto.

ANNEX A

Pricing Terms

WHITEHORSE FINANCE, INC.

$30,000,000

7.875% Notes Due 2028

Pricing Term Sheet

August 17, 2023

The following sets forth the final terms of the 7.875% Notes due 2028 (the “Notes”) and should only be read together with the preliminary prospectus supplement, dated August 16, 2023, together with the accompanying prospectus dated August 2, 2022, relating to these securities (together, the “Preliminary Prospectus”) and supersedes the information in the Preliminary Prospectus to the extent inconsistent with the information in the Preliminary Prospectus. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus. All references to dollar amounts are references to U.S. dollars.

Issuer:	WhiteHorse Finance, Inc. (the “Company”)

Title of the Securities:	7.875% Notes due 2028

Rating:*	DBRS Morningstar – BBB (low); Egan Jones – BBB+

Initial Aggregate Principal Amount Being Offered:	$30,000,000

Over-Allotment Option:	Up to $4,500,000 aggregate principal amount of Notes within 30 days of the date hereof solely to cover over-allotments, if any.

Issue Price:	$25.00 (par)

Principal Payable at Maturity:	100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the office of the trustee, paying agent and security registrar for the Notes or at such other office as the Company may designate.

Type of Note:	Fixed rate note

Listing:	The Company intends to list the Notes on the Nasdaq Global Select Market within 30 days of the original issue date under the trading symbol “WHFCL”.

Stated Maturity Date:	September 15, 2028

Interest Rate:	7.875% per year

Underwriting Discount:	3.0% (or $900,000 total assuming the over-allotment option is not exercised)

Net Proceeds to the Issuer, before Expenses:	97.0% (or $29,100,000 total assuming the over-allotment option is not exercised)

Day Count Basis:	360-day year of twelve 30-day months

Trade Date:	August 17, 2023

Settlement Date:	August 24, 2023 (T+5)**

Date Interest Starts Accruing:	August 24, 2023

Interest Payment Dates:	Each March 15, June 15, September 15, and December 15 commencing September 15, 2023. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Interest Periods:	The initial interest period will be the period from and including August 24, 2023, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

Specified Currency:	U.S. Dollars

Denominations:	The Company will issue the Notes in denominations of $25 and integral multiples of $25 in excess thereof.

Business Day:	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City and Chicago are authorized or required by law or executive order to close.

Optional Redemption:	The Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after September 15, 2025, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but not including, the date fixed for redemption.

CUSIP / ISIN:	96524V 403 / US96524V4032

Use of Proceeds:	The Company intends to use the net proceeds from this offering to repay amounts outstanding under its existing revolving credit facility with JPMorgan Chase Bank, N.A., to fund new investments in accordance with our investment objective and strategies and for general corporate purposes.

Joint Book-Running Managers:	Oppenheimer & Co. Inc.B. Riley Securities, Inc.Ladenburg Thalmann & Co. Inc.

Co-Manager:	William Blair & Company, L.L.C.

Trustee, Paying Agent, and Security Registrar:	Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC)

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**	Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Investors are advised to carefully consider the investment objectives, risks, charges and expenses of the Company before investing. The Preliminary Prospectus, which has been filed with the U.S. Securities and Exchange Commission (“SEC”), contains this and other information about the Company and should be read carefully before investing.

The information in the Preliminary Prospectus and in this pricing term sheet is not complete and may be changed. This pricing term sheet and the Preliminary Prospectus are not offers to sell or the solicitation of offers to buy, nor will there be any sale of the Notes referred to in this pricing term sheet, in any jurisdiction where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

A shelf registration statement relating to these securities is on file with, and has been declared effective by, the SEC. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the Preliminary Prospectus if you request it from Oppenheimer & Co. Inc., Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, by telephone at (212) 667-8055, or by email at FixedIncomeProspectus@opco.com.